Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
(Analysts) Kevin Kalicak	(407) 245-5870
(Media) Rich Jeffers	(407) 245-4189

DARDEN RESTAURANTS ANNOUNCES ANTICIPATED THIRD QUARTER RESULTS;
LEADERSHIP APPOINTMENTS

ORLANDO (March 9, 2016) – Darden Restaurants, Inc. (NYSE: DRI) today reported that it expects diluted net earnings per share from continuing operations for its fiscal third quarter ended February 28, 2016, to be approximately 81 to 84 cents. On an adjusted basis, the Company expects diluted net earnings per share from continuing operations for its fiscal third quarter to be approximately $1.18 to $1.21. The adjusted results exclude debt breakage costs from the early retirement of debt and other fees associated with the spin-off of Four Corners Property Trust that was completed on November 9, 2015. See the “Non-GAAP Information” section below for more details.

Anticipated Third Quarter Fiscal 2016 Same-Restaurant Sales

•	Darden expects same-restaurant sales to increase approximately 6% for the fiscal quarter
(November 30, 2015 - February 28, 2016 vs. November 24, 2014 - February 22, 2015)

•	On a comparable calendar basis, Darden expects same-restaurant sales to increase approximately 4% for the quarter (November 30, 2015 - February 28, 2016 vs. December 1, 2014 - March 1, 2015)

Leadership Appointments
Effective immediately, Ricardo Cardenas has been appointed Senior Vice President and Chief Financial Officer, replacing Jeffrey Davis who has left Darden to pursue opportunities outside the organization. In this role, Cardenas will assume responsibility for the financial functions of the Company, including finance and accounting, corporate reporting, corporate tax, internal audit, treasury and investor relations, and will retain his current strategic responsibilities. He will report to Darden Chief Executive Officer Eugene I. Lee, Jr.

Most recently, Cardenas served as Chief Strategy Officer for Darden. He began his career with Darden as an hourly employee in 1984 before joining the restaurant support center team in 1992 as an auditor. He left Darden in 1996 to attend graduate school and then was a strategy consultant for both Bain & Company and The Parthenon Group. He returned to Darden in 2001 and has held multiple finance roles during his tenure including Darden’s Senior Vice President of Finance, Strategy and Technology, Senior Vice President of Finance and Controller for LongHorn Steakhouse, and Vice President of Finance and Assistant Controller

for Olive Garden. Cardenas is a Certified Public Accountant and has an MBA from the Amos Tuck School of Business at Dartmouth College.

Additionally, Harald Herrmann, President, Specialty Restaurant Group, has informed the Company of his desire to step down and return to his roots as an entrepreneur in California. Herrmann joined Darden in 2012 as part of the acquisition of Yard House and was named President of the Specialty Restaurant Group in 2014. In order to assure a smooth transition, Herrmann will serve as Senior Vice President, Special Projects until his departure from the Company in August 2016.

Consistent with a Darden strategic imperative to decentralize the organization, a new reporting structure for the specialty brands is being implemented. The Company’s fine dining brands – The Capital Grille and Eddie V’s – and Yard House will become direct reports to Lee. Dave George, President, Olive Garden, will assume additional responsibilities through oversight of Seasons 52 and Bahama Breeze in addition to his current role.

“Our continued success and momentum is a direct result of executing against our plan and maintaining our focus on consistently delivering outstanding guest experiences,” said Lee. “I am confident that the leadership appointments and organizational changes we announced today will further strengthen our organization and will allow us to maintain our positive momentum.”

About Darden
Darden Restaurants, Inc. (NYSE: DRI) owns and operates more than 1,500 restaurants that generate $6.8 billion in annual sales. Headquartered in Orlando, Fla., and employing more than 150,000 people, Darden is recognized for a culture that rewards caring for and responding to people. Our restaurant brands - Olive Garden, LongHorn Steakhouse, Bahama Breeze, Seasons 52, The Capital Grille, Eddie V’s and Yard House - reflect the rich diversity of those who dine with us. Our brands are built on deep insights into what our guests want. For more information, please visit www.darden.com.

Information about Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business, labor and insurance costs, technology failures including failure to maintain a secure cyber network, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive profitable sales growth, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V's, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products and services, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our intellectual property, impairment in the carrying value of our goodwill or other intangible assets, failure of our internal controls over financial reporting, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted earnings per diluted share from continuing operations. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release and can be found under the “Financial Information” section of the “Investors” section of the Company’s website (www.darden.com).

Fiscal 2016 Q3 Expected Reported to Adjusted Earnings Reconciliation
FY16 Q3
Expected Diluted Net EPS from Continuing Operations	$0.81 to $0.84
Debt Retirement Costs	~0.34
Real Estate Plan Implementation	~0.03
Expected Adjusted Diluted Net EPS from Continuing Operations	$1.18 to $1.21

Fiscal Q2 Reported to Adjusted Earnings Reconciliation

###

3